EXHIBIT 99.1

European Wax Center, Inc. Reports Third Quarter Fiscal 2022 Results

Raises full year expectations for new center openings

Narrows fiscal 2022 financial outlook

Announces $40 million share repurchase program

Third Quarter Fiscal 2022 versus 2021

•
System-wide sales of $235.2 million increased 7.3%
•
Total revenue of $55.0 million increased 12.3%
•
Same-store sales increased 4.7%
•
Delivered GAAP net income of $5.3 million, Adjusted net income of $6.7 million and Adjusted EBITDA of $18.6 million

Plano, TX, November 3, 2022 - Today, European Wax Center, Inc. (NASDAQ: EWCZ), the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States, reports financial results for the 13 and 39 weeks ended September 24, 2022.

David Berg, Chief Executive Officer of European Wax Center, Inc. stated: “We continue to be pleased with our performance in the back half of the year as our third quarter was again in line with our expectations, reflecting the strength and resiliency of the European Wax Center business model amid a dynamic macroeconomic backdrop. Our marketing initiatives, including those unveiled in the third quarter, continue to drive customer engagement and acquisition. Additionally, our development pipeline remained strong as we opened 18 new centers, showcasing the continued demand and brand excitement from our franchisees. As a result, we are again increasing our outlook for fiscal 2022 net new center openings to 88 to 90.”

Mr. Berg continued, “Based on our expectations for the remainder of the year, we are narrowing our fiscal 2022 financial outlook within the original ranges we provided in March of this year. Furthermore, we are confident that both the recurring nature of our offering and incredible engagement from our loyal guests and franchise partners position European Wax Center to continue to grow market share as the category leader.”

Mr. Berg concluded, “We are pleased to announce that our Board of Directors has approved a share repurchase program. Given our asset-light, capital-light business model and ability to generate meaningful free cash flow, we are confident that this authorization adds an accretive component to our capital allocation strategy and increases our flexibility to continue to deliver long-term shareholder value.”

Results for the Third Quarter of Fiscal 2022 versus Fiscal 2021

•
The Company opened 18 net new centers and ended the quarter with 911 centers, representing a 9.4% increase versus 833 centers at the end of the prior year period.
•
System-wide sales of $235.2 million grew 7.3% from $219.1 million in the prior year period, primarily driven by increased spend by guests at existing centers and net new centers opened over the past twelve months.
•
Total revenue of $55.0 million increased 12.3% from $49.0 million in the prior year period.
•
Same-store sales increased 4.7%.
•
Selling, general and administrative expenses (“SG&A”) of $13.7 million decreased 39.9% from $22.7 million in the prior year period. SG&A as a percent of total revenue improved to 24.8% from 46.3%, primarily due to costs incurred in the prior year period related to our initial public offering.
•
Interest expense of $6.8 million decreased from $9.5 million in the prior year period due to the nonrecurrence of a $6.3 million loss on debt extinguishment incurred in connection with our 2021 refinancing transaction. This decrease was largely offset by higher average principal balances and interest rates following the Company’s refinancing in April 2022.
•
Net income of $5.3 million increased $14.6 million from a net loss of $9.3 million, and Adjusted net income of $6.7 million decreased $1.8 million from $8.5 million in the prior year period.
•
Adjusted EBITDA of $18.6 million increased 12.6% from $16.5 million in the prior year period.

Year-to-Date Results through the Third Quarter of Fiscal 2022 versus Fiscal 2021

•
The Company opened 58 net new centers in the first three quarters of fiscal 2022.
•
System-wide sales of $673.2 million grew 13.2% from $594.6 million in the prior year-to-date period, primarily driven by increased spend by guests at existing centers and net new centers opened over the past twelve months.
•
Total revenue of $153.8 million increased 15.2% from $133.6 million in the prior year-to-date period.
•
Same-store sales increased 11.7%.
•
SG&A of $44.4 million decreased 3.6% from $46.0 million in the prior year-to-date period. SG&A as a percent of total revenue improved 560 basis points to 28.8%, primarily due to costs incurred in the prior year period related to our initial public offering, partially offset by increased insurance expense needed to operate as a public company.
•
Interest expense of $16.4 million decreased from $18.7 million in the prior year period. While the Company underwent refinancing transactions in both 2022 and 2021, the incurred loss on debt extinguishment was $4.3 million larger in the prior year period. This decrease was largely offset by higher average principal balances and interest rates in the current year.
•
Net income of $11.3 million increased $11.8 million from a net loss of $0.4 million, and Adjusted net income of $22.7 million increased $1.5 million from $21.2 million in the prior year-to-date period.
•
Adjusted EBITDA of $52.4 million increased 7.2% from $48.9 million in the prior year-to-date period.

Balance Sheet and Cash Flow

The Company ended the third quarter with $41.6 million in cash and cash equivalents, $6.6 million in restricted cash, $399.0 million in borrowings outstanding under its senior secured notes and no outstanding borrowings under its revolving credit facility. Net cash provided by operating activities totaled $27.9 million year to date.

Fiscal 2022 Outlook(1)

	Fiscal 2022 Outlook (Current)	Fiscal 2022 Outlook (Prior)
New Center Openings, Net	88 to 90	83 to 85
System-Wide Sales	$885 million to $895 million	$875 million to $915 million
Total Revenue	$202 million to $205 million	$199 million to $209 million
Same-Store Sales	Approximately 9.5%	9.5% to 10.5%
Adjusted Net Income(2)	$27.5 million to $28.5 million	$24 million to $28.5 million
Adjusted EBITDA	$70 million to $71 million	$69.5 million to $72.5 million

——————————————

(1) Fiscal 2022 guidance includes a 53rd week in the fourth quarter. The Company estimates its contribution to the top and bottom line will be worth approximately one half of an average fourth quarter week. The Company's outlook assumes no meaningful change from today in consumer behavior driven by inflationary pressures or the COVID-19 pandemic and no further impacts from incremental tightening in the labor market beyond what we see today.

(2) Given the Company’s ownership structure and current expectations of its valuation allowance, the Adjusted net income outlook assumes negligible corporate tax expense for fiscal 2022.

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Share Repurchase Program

On November 2, 2022, the Company approved a stock repurchase program which authorized the Company to repurchase, from time to time, as market conditions warrant, up to $40 million of its shares of Class A Common Stock. The share repurchase program does not obligate the Company to repurchase any particular amount of common stock, and it could be modified, suspended or discontinued at any time. The timing and amount of repurchases will be determined by management at its discretion based on a variety of factors such as the market price of its common stock, corporate and legal requirements, general market and economic conditions, and compliance with the terms of agreements governing the Company’s outstanding indebtedness. Purchases of the Company’s common stock may be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, in privately negotiated transactions or by other means in accordance with federal securities laws.

Webcast and Conference Call Information

European Wax Center, Inc. will host a conference call to discuss third quarter fiscal 2022 results today, November 3, 2022, at 5:00 p.m. ET/4:00 p.m. CT. To access the conference call dial-in information, analysts should click here to register online at least 15 minutes before the start of the call. All other participants are asked to access the earnings webcast via https://investors.waxcenter.com. A replay of the webcast will be available two hours after the call and archived on the same web page for one year.

About European Wax Center, Inc.

European Wax Center, Inc. (NASDAQ: EWCZ) is the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States providing guests with an unparalleled, professional personal care experience administered by highly trained wax specialists within the privacy of clean, individual waxing suites. European Wax Center, Inc. continues to revolutionize the waxing industry with their innovative Comfort Wax® formulated with the highest quality ingredients to make waxing a more efficient and relatively painless experience. Delivering a 360-degree guest experience, they also offer a collection of proprietary products to help enhance and extend waxing results. Founded in 2004, European Wax Center, Inc. is headquartered in Plano, Texas. Its network includes 911 centers in 45 states as of September 24, 2022. For more information, including how to receive your first wax free, please visit: https://waxcenter.com.

Forward-Looking Statements

This press release includes “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to European Wax Center, Inc.'s strategy, outlook and growth prospects, its operational and financial outlook for fiscal 2022 and its long-term targets and algorithm, including but not limited to statements under the heading “Fiscal 2022 Outlook” and statements by European Wax Center’s executive. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or, in each case, the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management's current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: potential future impacts of the COVID-19 pandemic, including from variants thereof; the operational and financial results of its franchisees; the ability of its franchisees to enter new markets, select appropriate sites for new centers or open new centers; the effectiveness of the Company’s marketing and advertising programs and the active participation of franchisees in enhancing the value of its brand; the failure of its franchisees to participate in and comply with its agreements, business model and policies; the Company’s and its franchisees’ ability to attract and retain guests; the effect of social media on the Company’s reputation; the Company’s ability to compete with other industry participants and respond to market trends and changes in consumer preferences; the effect of the Company’s planned growth on its managements, employees, information systems and internal controls; a significant failure, interruptions or security breach of the Company’s computer systems or information technology; the Company and its franchisees’ ability to attract, train, and retain talented wax specialists and managers; changes in the availability or cost of labor; the Company’s ability to retain its franchisees and to maintain the quality of existing franchisees; failure of the Company’s franchisees to implement business development plans; the ability of the Company’s limited key suppliers, including international suppliers, and distribution centers to deliver its products; changes in supply costs and decreases in the Company’s product sourcing revenue; the Company’s ability to adequately protect its intellectual property; the Company’s substantial indebtedness; the impact of paying some of the Company’s pre-IPO owners for certain tax benefits it may claim; changes in general economic and business conditions; the Company’s and its franchisees’ ability to comply with existing and future health, employment and other governmental regulations; complaints or litigation that may adversely affect the Company’s business and reputation; the seasonality of the Company’s business resulting in fluctuations in its results of operations; the impact of global crises, such as the COVID-19 pandemic on the Company’s operations and financial performance; the impact of inflation and rising interest rates on the Company’s business; the Company’s access to sources of liquidity and capital to finance its continued operations and growth strategy and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 25, 2021 filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.waxcenter.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Adjusted net income. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our business.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, non-cash gains and losses on remeasurement of our tax receivable agreement liability and other one-time expenses.

We define Adjusted net income (loss) as net income (loss) adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, debt extinguishment costs, non-cash gains and losses on remeasurement of our tax receivable agreement liability and other one-time expenses. Please refer to the reconciliations of non-GAAP financial measures to their GAAP equivalents located at the end of this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted net income. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA and Adjusted net income (loss) to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

Glossary of Terms for Our Key Business Metrics

System-Wide Sales. System-wide sales represent sales from same day services, retail sales and cash collected from wax passes for all centers in our network, including both franchisee-owned and corporate-owned centers. While we do not record franchised center sales as revenue, our royalty revenue is calculated based on a percentage of franchised center sales, which are 6.0% of sales, net of retail product sales, as defined in the franchise agreement. This measure allows us to better assess changes in our royalty revenue, our overall center performance, the health of our brand and the strength of our market position relative to competitors. Our system-wide sales growth is driven by net new center openings as well as increases in same-store sales.

Same-Store Sales. Same-store sales reflect the change in year-over-year sales from services performed and retail sales for the same-store base. We define the same-store base to include those centers open for at least 52 full weeks. This measure highlights the performance of existing centers, while excluding the impact of new center openings and closures. We review same-store sales for corporate-owned centers as well as franchisee-owned centers. Same-store sales growth is driven by increases in the number of transactions and average transaction size.

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

(Unaudited)

	September 24, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$41,593	$43,301
Restricted cash	6,557	—
Accounts receivable, net	6,305	6,656
Inventory	23,087	19,423
Prepaid expenses and other current assets	6,867	5,927
Total current assets	84,409	75,307
Property and equipment, net	2,970	3,863
Operating lease right-of-use assets	5,258	—
Intangible assets, net	187,769	201,995
Goodwill	328,551	328,551
Other non-current assets	4,793	3,723
Total assets	$613,750	$613,439
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$15,993	$23,155
Long-term debt, current portion	4,000	5,625
Tax receivable agreement liability, current portion	885	—
Deferred revenue, current portion	3,381	3,004
Operating lease liabilities, current portion	1,399	—
Other current liabilities	—	182
Total current liabilities	25,658	31,966
Long-term debt, net	370,657	172,607
Tax receivable agreement liability	65,384	59,167
Deferred revenue, net of current portion	6,699	6,787
Operating lease liabilities, net of current portion	4,524	—
Other long-term liabilities	4,707	1,671
Total liabilities	477,629	272,198
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.00001 par value, 100,000,000 shares authorized, none issued and outstanding as of September 24, 2022 and December 25, 2021.)	—	—
Class A common stock ($0.00001 par value, 600,000,000 shares authorized, 41,040,835 and 36,932,423 shares issued and outstanding as of September 24, 2022 and December 25, 2021, respectively)	—	—
Class B common stock ($0.00001 par value, 60,000,000 shares authorized, 22,486,587 and 26,700,477 shares issued and outstanding as of September 24, 2022 and December 25, 2021, respectively)	—	—
Additional paid-in capital	189,909	182,919
Accumulated deficit	(119,339)	(3,487)
Accumulated other comprehensive loss	—	(45)
Total stockholders' equity attributable to European Wax Center, Inc.	70,570	179,387
Noncontrolling interests	65,551	161,854
Total stockholders' equity	136,121	341,241
Total liabilities and stockholders' equity	$613,750	$613,439

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands)

(Unaudited)

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
REVENUE
Product sales	$31,565	$27,611	$86,844	$74,752
Royalty fees	13,086	11,941	37,240	32,821
Marketing fees	7,339	6,760	20,964	18,326
Other revenue	3,054	2,699	8,780	7,671
Total revenue	55,044	49,011	153,828	133,570
OPERATING EXPENSES
Cost of revenue	16,313	12,825	43,168	34,296
Selling, general and administrative	13,662	22,725	44,364	46,003
Advertising	8,398	8,368	23,003	19,767
Depreciation and amortization	5,059	4,850	15,173	15,259
Total operating expenses	43,432	48,768	125,708	115,325
Income from operations	11,612	243	28,120	18,245
Interest expense	6,804	9,515	16,391	18,686
Other expense	(516)	—	302	—
Income (loss) before income taxes	5,324	(9,272)	11,427	(441)
Income tax expense	37	—	83	—
NET INCOME (LOSS)	$5,287	$(9,272)	$11,344	$(441)
Less: net income attributable to EWC Ventures, LLC prior to the Reorganization Transactions	—	1,496	—	10,327
Less: net income (loss) attributable to noncontrolling interests	1,765	(5,237)	4,969	(5,237)
NET INCOME (LOSS) ATTRIBUTABLE TO EUROPEAN WAX CENTER, INC.	$3,522	$(5,531)	$6,375	$(5,531)

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	For the Thirty-Nine Weeks Ended
	September 24, 2022	September 25, 2021
Cash flows from operating activities:
Net income (loss)	$11,344	$(441)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,173	15,259
Amortization of deferred financing costs	2,483	924
Gain on interest rate cap	(196)	—
Provision for inventory obsolescence	(26)	—
Loss on debt extinguishment	1,957	6,313
Provision for bad debts	38	616
Remeasurement of tax receivable agreement liability	302	—
Loss on disposal of property and equipment	5	335
Equity compensation	7,452	7,952
Changes in assets and liabilities:
Accounts receivable	(137)	(3,578)
Inventory	(3,638)	(8,665)
Prepaid expenses and other assets	1,101	(2,121)
Accounts payable and accrued liabilities	(7,623)	4,665
Deferred revenue	289	542
Other long-term liabilities	(575)	428
Net cash provided by operating activities	27,949	22,229
Cash flows from investing activities:
Purchases of property and equipment	(143)	(364)
Reacquisition of area representative rights	—	(7,644)
Net cash used in investing activities	(143)	(8,008)
Cash flows from financing activities:
Deferred loan costs	(12,419)	(1,294)
Payments on line of credit	—	(30,000)
Proceeds from long-term debt	384,328	179,370
Principal payments on long-term debt	(181,000)	(240,553)
Payments of debt extinguishment costs	(77)	(2,446)
Distributions to EWC Ventures LLC members	(7,280)	(5,198)
Proceeds from initial public offering of Class A common stock, net of underwriting discounts and offering expenses	—	145,953
Payment of Class A common stock offering costs	(870)	—
Repurchase of Class A Units	—	(942)
Repurchase of Class B common stock and EWC Ventures common units	—	(70,465)
Taxes on vested restricted stock units paid by withholding shares	(525)	—
Dividends to holders of Class A common stock	(122,227)	—
Dividend equivalents to holders of EWC Ventures units	(82,887)	—
Net cash used in financing activities	(22,957)	(25,575)
Net increase (decrease) in cash	4,849	(11,354)
Cash, cash equivalents and restricted cash, beginning of period	43,301	36,720
Cash, cash equivalents and restricted cash, end of period	$48,150	$25,366
Supplemental cash flow information:
Cash paid for interest	$12,886	$11,763
Cash paid for income taxes	$96	$—
Non-cash investing activities:
Property purchases included in accounts payable and accrued liabilities	$5	$96

Reconciliation of GAAP net income (loss) to Adjusted net income:

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
(in thousands)
Net income (loss)	$5,287	$(9,272)	$11,344	$(441)
Share-based compensation(1)	2,117	7,395	7,452	7,952
IPO-related costs(2)	—	1,715	—	4,697
IPO-related compensation expense(3)	—	2,343	—	2,343
Other compensation-related costs(4)	—	—	—	380
Loss on extinguishment of debt	—	6,313	1,957	6,313
Remeasurement of tax receivable agreement liability (5)	(516)	—	302	—
Transaction costs (6)	—	—	1,406	—
Other (7)	(157)	—	260	—
Adjusted net income	$6,731	$8,494	$22,721	$21,244

(1) Represents non-cash equity-based compensation expense.
(2) Represents legal, accounting and other costs incurred in preparation for initial public offering in fiscal year 2021.
(3) Represents cash-based compensation expense recorded in connection with the initial public offering in fiscal year 2021.

(4) Represents costs related to reorganization driven by COVID-19 and buildup of executive leadership team in fiscal year 2021.

(5) Represents non-cash expense related to the remeasurement of our tax receivable agreement liability.

(6) Represents costs related to our secondary offering of Class A common stock by selling stockholders and certain costs incurred in connection with our securitization transaction.

(7) Represents non-core operating expenses identified by management. For fiscal year 2022 these costs relate to executive severance.

Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA:

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
(in thousands)
Net income (loss)	$5,287	$(9,272)	$11,344	$(441)
Interest expense	6,804	9,515	16,391	18,686
Income tax expense	37	—	83	—
Depreciation and amortization	5,059	4,850	15,173	15,259
EBITDA	$17,187	$5,093	$42,991	$33,504
Share-based compensation(1)	2,117	7,395	7,452	7,952
IPO-related costs(2)	—	1,715	—	4,697
IPO-related compensation expense(3)	—	2,343	—	2,343
Other compensation-related costs(4)	—	—	—	380
Remeasurement of tax receivable agreement liability (5)	(516)	—	302	—
Transaction costs (6)	—	—	1,406	—
Other (7)	(157)	—	260	—
Adjusted EBITDA	$18,631	$16,546	$52,411	$48,876
Adjusted EBITDA margin	33.8%	33.8%	34.1%	36.6%

(1) Represents non-cash equity-based compensation expense.
(2) Represents legal, accounting and other costs incurred in preparation for initial public offering in fiscal year 2021.
(3) Represents cash-based compensation expense recorded in connection with the initial public offering in fiscal year 2021.

(4) Represents costs related to reorganization driven by COVID-19 and buildup of executive leadership team in fiscal year 2021.
(5) Represents non-cash expense related to the remeasurement of our tax receivable agreement liability.

(6) Represents costs related to our secondary offering of Class A common stock by selling stockholders and certain costs incurred in connection with our securitization transaction.

(7) Represents non-core operating expenses identified by management. For fiscal year 2022 these costs relate to executive severance.

Investor Contacts

Amir Yeganehjoo

Amir.Yeganehjoo@myewc.com

469-217-7486

Bethany Johns

Bethany.Johns@myewc.com

469-270-6888

Media Contact

Creative Media Marketing

Meredith Needle

Ewc@cmmpr.com

212-979-8884